UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.   )
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BELLSOUTH CORPORATION

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The following are materials used by BellSouth in its communications with state offices.

BellSouth - AT&T Merger Information for Use by State Offices

We have included or incorporated by reference in this document forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties, and actual results might differ materially from these statements. Such statements include, but are not limited to, statements about the benefits of the merger, including future financial and operating results, the combined company's plans, objectives, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the management of AT&T Inc. and BellSouth Corporation and are subject to significant risks and uncertainties and outside of our control. The following factors, among others, could cause actual results to differ from those described in the forward-looking statements in this document: the ability to obtain governmental approvals of the merger on the proposed terms and schedule; the failure of AT&T shareholders to approve the issuance of AT&T common shares or the failure of BellSouth shareholders to approve the merger; the risk that the businesses of AT&T and BellSouth will not be integrated successfully or as quickly as expected; the risk that the cost savings and any other synergies from the merger, including any savings and other synergies relating to the resulting sole ownership of Cingular Wireless LLC may not be fully realized or may take longer to realize than expected; disruption from the merger making it more difficult to maintain relationships with customers, employees or suppliers; and competition and its effect on pricing, spending, third-party relationships and revenues. Additional factors that may affect future results are contained in AT&T's, BellSouth's, and Cingular Wireless LLC's filings with the Securities and Exchange Commission ("SEC"), which are available at the SEC's Web site (http://www.sec.gov). Neither AT&T nor BellSouth is under any obligation, and each expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

NOTE: In connection with the proposed merger, AT&T intends to file a registration statement on Form S-4, including a joint proxy statement of AT&T and BellSouth, and AT&T and BellSouth will file other materials with the Securities and Exchange Commission (the "SEC"). Investors are urged to read the registration statement, including the joint proxy statement (and all amendments and supplements to it) and other materials when they become available because they contain important information. Investors will be able to obtain free copies of the registration and joint proxy statement, when they becomes available, as well as other filings containing information about AT&T and BellSouth, without charge, at the SEC's Web site (www.sec.gov). Copies of AT&T's filings may also be obtained for free from AT&T at AT&T's Web site (www.att.com) or by directing a request to AT&T Inc. Stockholder Services, 175 E. Houston, San Antonio, Texas 78258. Copies of BellSouth's filings may be obtained without charge from BellSouth at BellSouth's Web site (www.bellsouth.com) or by directing a request to BellSouth at Investor Relations, 1155 Peachtree Street, Atlanta, Georgia 30309. AT&T, BellSouth and their respective directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies in respect of the proposed merger. Information regarding AT&T's directors and executive officers is available in AT&T's 2005 Annual Report on Form 10-K filed with the SEC on March 1, 2006 and AT&T's preliminary proxy statement for its 2006 annual meeting of stockholders, filed with the SEC on February 10, 2006, and information regarding BellSouth's directors and executive officers is available in BellSouth's 2005Annual Report on Form 10-K filed with the SEC on February 28, 2006 and BellSouth's proxy statement for its 2006 annual meeting of shareholders, filed with the SEC on March 3, 2006. Additional information regarding the interests of such potential participants will be included in the registration and joint proxy statement, and the other relevant documents filed with the SEC when they become available.

What the merger means for BellSouth BellSouth has agreed to be acquired by AT&T, subject to required regulatory and shareholder approval. At the closing, each outstanding share of BellSouth stock will be converted into 1.325 shares of AT&T common stock.

Deal summary Combines two well-respected companies with complementary strengths and two great brands to create a communications industry leader in wireline, wireless and broadband solutions, as well as directory advertising and publishing Strong cultural fit, with shared vision of high ethical standards, exceptional customer service, network enhancement and commitment to employees Offers nationwide network and product capabilities Creates efficiencies in the ownership and operation of Cingular and YellowPages.com. Provides a meaningful premium and dividend increase for BLS shareholders Significant expense savings Enables BellSouth to retain position as prominent corporate citizen

Merger context The combined company, while large, will be one player in a robust, competitive market Major cable companies, which currently pass 12.7 million households in BellSouth's territory, are rapidly expanding their offerings of a combined video, voice and broadband services bundle. Comcast alone passes 4.8 million households in BellSouth's footprint. Four (Sprint, Verizon, Cingular, T-Mobile) national wireless companies serve an increasingly mobile market Wireline voice lines have been steadily decreasing since 2001 This merger will increase, not decrease, competition

Benefits to customers Improved national, global network Common commitment to increased investments in next-generation products and services Scale to attract the right content and technology partners Efficiencies that will provide a better cost structure Best employees in the industry Opportunity to take already strong customer service to next levels Better integration of Cingular and YellowPages.com

Impact on jobs The jobs and work opportunities of the vast majority of BLS employees will be unaffected Headquarters staff, support functions and overlapping operations will be consolidated after the merger closes BST to become a regional operation of AT&T, headquartered in Atlanta Cingular headquarters to remain in Atlanta Decision still to be made regarding A&P headquarters State headquarters will remain in our nine states Terms and conditions of labor agreements will be assumed by new company

Benefits to investors Natural combination of complementary assets Meaningful premium - 17.9% above the closing price on March 3 Significant ongoing ownership Stock merger rather than cash sale Significant value upside from synergies We expect closing to effectively result in a 52% increase in BellSouth's annual dividend AT&T's current annual dividend $1.33 x conversion ratio 1.325 = $1.76 Current BLS dividend $1.16